SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-HORIZON ORGANIC HLDG

                    GAMCO INVESTORS, INC.
                                 7/22/03           20,300            23.7943
                                 7/22/03           25,000            23.7749
                                 7/22/03            1,500            23.7900
                                 7/21/03            2,700            23.7300
                                 7/18/03            3,300            23.7300
                                 7/17/03           19,100            23.7299
                                 7/17/03            5,000            23.7300
                     GABELLI FUNDS, LLC.
                         GABELLI CONVERTIBLE FUND
                                 7/22/03              500            23.7700
                                 7/21/03           20,000            23.7700
                         GABELLI ABC FUND
                                 7/21/03           21,500            23.7700


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.